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FOR IMMEDIATE RELEASE: April 2, 2004                                Exhibit 99.1

CONTACT: Don Smith
724-352-7520

               SYLVAN INC. ANNOUNCES EXTENSION OF MERGER DEADLINE
               --------------------------------------------------

Saxonburg, PA - April 2, 2004: Sylvan Inc. (Nasdaq: SYLN) announced today that it and Snyder Associated Companies, Inc. of Kittanning, Pennsylvania, agreed to extend from May 1, 2004 to June 15, 2004, the deadline for completing the merger between Sylvan and a Snyder affiliate that was announced by Sylvan in November 2003. The extension was made to accommodate an ongoing review by the Securities and Exchange Commission of the proxy statement that Sylvan intends to distribute to its shareholders in connection with a special meeting of shareholders that will be convened for the purpose of voting on the merger. The shareholders meeting is currently expected to take place in May of this year. Sylvan's board of directors approved the deadline extension upon the unanimous recommendation of its special committee of independent directors.

Snyder Associated Companies, Inc. is a privately held company involved in the production of oil, natural gas, mineral aggregates and fresh mushrooms, the mining of coal and limestone and the manufacture of cement and concrete products, among other businesses. Sylvan Inc., with 2003 revenues of $95 million, is a leader in fungal technology and a preeminent worldwide producer and distributor of products for the mushroom industry. It specializes in spawn (the equivalent of seed for mushrooms) and other spawn-related products and services, and is a major grower of fresh mushrooms in the United States.

Forward-Looking Statements
--------------------------

The references in this press release to the completion of the merger, distribution of a proxy statement and the convening of a special shareholders meeting are forward-looking statements. They are based on the most current information available to the company. However, expectations are inherently uncertain. There is no assurance that the merger will be consummated or that the meeting will be held in May. Events could turn out to be significantly different, depending upon such factors as an agreement by the parties to terminate the merger or the failure of the parties to consummate the merger, due to the occurrence of any of the contingencies provided for in the merger agreement, which has been filed with the Securities and Exchange Commission as an exhibit with the company's annual report on Form 10-K for the fiscal year ended December 28, 2003, and is available at Sylvan's website at www.sylvaninc.com.

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Proxy Solicitation Disclaimer
-----------------------------

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT REGARDING THE MERGER DESCRIBED ABOVE, WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Sylvan expects to mail a proxy statement to its shareholders in connection with the special meeting of shareholders to vote on the merger. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the company at the Securities and Exchange Commission's website at www.sec.gov and at Sylvan's website at www.sylvaninc.com. The proxy statement and such other documents may also be obtained from Sylvan (when available) by directing requests to Sylvan at P.O. Box 249, Saxonburg, PA 16056-0249, telephone: (724) 352-7520.

Sylvan and its officers and directors may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the transactions contemplated by the merger. Information regarding such officers and directors is included in Sylvan's annual report on Form 10-K for the fiscal year ended December 28, 2003, filed with the Securities and Exchange Commission on March 26, 2004. The 10-K is available free of charge at the Securities and Exchange Commission's website at www.sec.gov and from Sylvan at the address listed above or at its website listed above.


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